                                 CONSULTING AGREEMENT


    THIS CONSULTING AGREEMENT is dated January 21, 1997, and is between ELTRAX SYSTEMS, INC. a Minnesota corporation ("the Company") and Gene A. Bier, an individual residing in the State of Minnesota ("the Consultant").

    A. The Company desires to retain the Consultant to perform services to the Company.

    B. The Company desires to engage the Consultant to perform certain consulting services in order to benefit from the Consultant's management experience and abilities, and the Consultant desires to accept such engagement, all upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, the parties, each intending to be legally bound, agree as follows:

         1. ENGAGEMENT. Subject to all of the terms and conditions of this Agreement, the Company agrees to engage the Consultant to assist the Company in seeking out and identifying various opportunities for the Company to increase its operations and revenues including, but not limited to, possible acquisitions, joint ventures, marketing agreements and other growth opportunities, as well as various management and other duties as may be agreed to from time to time between the Board and the Consultant, and the Consultant agrees to accept such engagement.

         2.   DUTIES.

              a. During the term of this Agreement, the Consultant agrees to consult with the Board and the Company regarding such matters, and to provide such services to the Board and the Company, as may reasonably be requested by the Board consistent with the Consultant's expertise and experience.

              b. The services to be rendered by the consultant to the Company pursuant to this Agreement will be as an independent contractor, and this Agreement does not make the Consultant an employee, agent or legal representative of the Company for any purpose whatsoever, including without limitation participation in any benefits or privileges given or extended by the Company to its employees. No right or authority is granted to the Consultant to assume or create any obligation or responsibility, express or implied, on behalf
of or in the name of the Company.  The Company   will not withhold from the
amounts paid to the Consultant under this Agreement for any federal or state taxes, and the Consultant agrees that he will pay all taxes due on such amounts paid.

              c. Notwithstanding anything to the contrary contained in this Agreement other than in Section 7 hereof, nothing shall be construed to limit the ability of the Consultant to consult for or serve on the Board of Directors of such other corporations, trade associations, charitable organizations or other entities as the Consultant shall from time to time deem appropriate and to engage in such other activities as the Consultant shall reasonably deem not to be in conflict with his duties to the Company.

         3.   TERM.  Subject to earlier termination in accordance with Section
4 below and subject to the respective continuing obligations of the Company and the Consultant under Sections 6 and 7 below, this Agreement will become effective as of the date hereof and will remain in effect until January 21, 1998. The term of this Agreement will automatically renew for an additional one
(1) year term unless earlier terminated in accordance with Section 4 below.
This automatic annual renewal will terminate on January 21, 2002, if the agreement has not already terminated in accordance with Section 4 below.

         4. TERMINATION. Subject to the respective continuing obligations of the Company and the Consultant under Sections 5, 6, and 7 of this Agreement:

              a. This Agreement may be terminated by the Company immediately upon written notice to the Consultant "for cause," with the basis for termination specified in such notice. For purposes of this Agreement, "FOR CAUSE" will mean (i) dishonesty, fraud, gross misrepresentation, embezzlement or material and deliberate injury or attempted injury, in each case related to the Company or its business, (ii) any unlawful or criminal activity of a serous nature, (iii) any willful breach of duty, habitual neglect of duty or unreasonable job performance, or (iv) a material breach of any provision of this Agreement.

              b. This Agreement may be terminated by the Company or the Consultant upon not less than thirty (30) days prior written notice without cause.

              c. This Agreement may be terminated by the Company ninety (90) days following the Consultant's Total Disability. For purposes of this Agreement, "TOTAL DISABILITY" will be as defined in the long-term disability plan of the Company then in effect for employees of the Company (regardless of whether the Consultant is covered by such plan) or, if no such plan exists, "Total Disability" will mean such disability that prevents the Consultant from performing his duties under Section 2 of this Agreement for a continuous period of ninety (90) days.

              d. This Agreement will be automatically terminated upon the death of the Consultant.

         5.   COMPENSATION.

              a. ANNUAL CONSULTING FEE. In consideration of the Consultant's services under this Agreement, the Company will pay the Consultant a fee of $2,800.00 annually, payable quarterly in arrears, commencing April 21, 1997.

              b. EXPENSES. The Company will pay or reimburse the consultant for reasonable expenses that the Consultant incurs while performing his duties under this Agreement, whether as a Consultant, Chairman or a director, provided that such expenses are incurred and properly accounted for in accordance with the Company's policies regarding reimbursement of business expenses as may be in effect from time to time.

         6.   CONFIDENTIAL INFORMATION.

              (a) "CONFIDENTIAL INFORMATION," as used in this Agreement, means information that is not generally known and that is proprietary to the Company or that the Company is obligated to treat as proprietary. Any information that the Consultant reasonably considers Confidential Information, or that the Company treats as Confidential Information, will be presumed to be Confidential Information (whether the Consultant or others originated it and regardless of how the Consultant obtained it).

              (b) Except as specifically permitted by an authorized officer of the Company or by written Company policies, the Consultant will never, either during or after his service with the Company, use Confidential Information for any purpose other than the business of the Company or disclose it to any person who is not an employee of the Company. When the Consultant's service with the Company ends, the Consultant will promptly deliver to the

         Company all records and any customer lists, compositions, articles, devices, apparatus and other items that disclose, describe or embody Confidential Information, including all copies, reproductions and specimens of the Confidential Information in the Consultant's possession, regardless of who prepared them and will promptly deliver any other property of the Company in the Consultant's possession, whether or not Confidential Information.

         7. NON-COMPETITION. The Consultant agrees that during the term of this Agreement, the Consultant will not alone, or in any capacity with another firm or entity:

              (a) directly or indirectly engage in any commercial activity that competes with the Company's business within any state in the United States or within any country in which the Company directly or indirectly markets or services products or provides services,

              (b) in any way interfere or attempt to interfere with the Company's relationships with any of its current or potential customers, or

              (c) employ or attempt to employ any of the Company's then employees or consultants on behalf of any other firm or entity competing with the Company.

         8. NO ADEQUATE REMEDY; NONEXCLUSIVITY. The Consultant understands that if Consultant fails to fulfill Consultant's obligations under this Agreement, the damages to the Company would be very difficult to determine. Therefore, in addition to any other rights or remedies available to the Company at law, in equity, or by statute, the Consultant hereby consents to the specific enforcement of this Agreement by the Company through an injunction or restraining order issued by an appropriate court.

         9.   MISCELLANEOUS.

              (a) The Consultant represents and warrants to the Company that neither the entering into of this Agreement nor the performance of any of the Consultant's obligations hereunder will conflict with or constitute a breach under any obligation of the Consultant, under any agreement or contract to which the Consultant is a party or any other obligation by which the Consultant is bound. Without limiting the foregoing, the Consultant agrees that at no time will the Consultant use any trade secrets or other intellectual property of any third party while performing services hereunder.

              (b) The services rendered by the Consultant to the Company pursuant to this Agreement will be as an independent contractor, and this Agreement does not make the Consultant the employee, agent or legal representative of the Company for any purpose whatsoever. No right or authority is granted to the Consultant to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the Company. The Company will not withhold for the Consultant any federal, state or local taxes from the amounts to be paid to the Consultant hereunder, and the Consultant agrees that he will pay all taxes due on such amounts.

              (c) This Agreement is binding on and inures to the benefit of the Company's successors and assigns. Because the Company is contracting for the unique and personal skills of the Consultant, the Consultant is precluded from assigning or delegating his rights or duties hereunder.

              (d) This Agreement may be modified or amended only by a writing signed by both the Company and the Consultant.

              (e) The laws of the State of Minnesota will govern the validity, construction and performance of this Agreement. Except as provided in
         Section 8, any dispute, controversy or claim arising under or in connection with this Agreement will be settled exclusively by binding arbitration administered by the American Arbitration Association in Minneapolis, MN in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

              (f) Wherever possible, each provision of this Agreement will be interpreted so that it is valid under the applicable law. If any provision of this Agreement is to any extent invalid under the applicable law, that provision will still be effective to the extent it remains valid. The remainder of this Agreement also will continue to be valid, and the entire Agreement will continue to be valid in other jurisdictions.

              (g) No failure or delay by either the Company or the Consultant in exercising any right or remedy under this Agreement will waive any provision of the Agreement, nor will any single or partial exercise by either the Company or the Consultant of any right or remedy under this Agreement preclude either of them from otherwise or further exercising these rights or remedies, or any other rights or remedies granted by any law or any related document.

              (h) The headings in this Agreement are for convenience only and do not affect the interpretation of this Agreement.

              (i) This Agreement supersedes all previous and contemporaneous oral negotiations, commitments, writings and understandings between the parties concerning the matters in this Agreement, including without limitation any policy or personnel manuals of the Company.

              (j) All notices and other communications required or permitted under this Agreement shall be in writing and shall be hand-delivered or sent by registered or certified first-class mail, postage prepaid, and shall be effective upon delivery if hand-delivered, or three (3) days after mailing if mailed to the following addresses:

              If to the Company:       Eltrax Systems, Inc.
                                       10901 Red Circle Drive, Suite 345
                                       Minnetonka, MN  55343
                                       Attn:  President and Chief Executive
                                       Officer

              If to the Consultant:    Gene A. Bier
                                       2820 Holly Lane
                                       Plymouth, MN  55447


These addresses may be changed at any time by like notice.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


ELTRAX SYSTEMS, INC.                   CONSULTANT


By
  ---------------------------------    ---------------------------------------
  Its:                                 Gene A. Bier
     -----------------------------